EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13G with respect to the Common Stock, par value $0.0001 per share, of CAVA Group, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 9, 2024

ARTAL INTERNATIONAL S.C.A.

By:	ARTAL INTERNATIONAL MANAGEMENT S.A., its managing partner

By:	/s/ Anne Goffard
Name: Anne Goffard
Title: Managing Director

ARTAL INTERNATIONAL MANAGEMENT S.A.

By:	/s/ Anne Goffard
Name: Anne Goffard
Title: Managing Director

ARTAL GROUP S.A.

By:	/s/ Anne Goffard
Name: Anne Goffard
Title: Authorized Person

WESTEND S.A.

By:	/s/ Anne Goffard
Name: Anne Goffard
Title: Managing Director

STICHTING ADMINISTRATIEKANTOOR WESTEND

By:	/s/ Amaury Wittouck
Name: Amaury Wittouck
Title: Sole Member of the Board

MR. AMAURY WITTOUCK

By:	/s/ Amaury Wittouck